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                                                                    Exhibit 10.8

                           FOURTH AMENDMENT AGREEMENT

        This Amendment Agreement is made and entered into this 31st day of March, 1998, by and between AMERICAN SHARED RADIOSURGERY SERVICES, INC. ("ASRS") and GKV INVESTMENTS, INC. ("GKV").

        WHEREAS, ASRS and GKV are parties to that certain Operating Agreement for GK FINANCING, LLC dated October 17, 1995, as amended (the "Operating Agreement");

        WHEREAS, ELEKTA INSTRUMENTS, INC. and GK FINANCING, LLC have entered into two separate LGK Purchase Agreements for the sale/purchase of total seven Leksell Gamma Knives on October 11, 1995 and October 11, 1996 respectively and to which two separate Amendment Agreements have been entered into on the same date as this Fourth Amendment Agreement thereby absolving ELEKTA INSTRUMENTS, INC. of any and all obligations to pay interest on monies received from GK FINANCING, LLC for payments made under the Purchase Agreements;

        WHEREAS, ASRS and GKV desire to amend the Operating Agreement in certain respects;

        NOW THEREFORE, in consideration of the mutual covenants and obligations herein contained, ASRS and GKV agree as follows:

        1. Defined Terms.

        All capitalized terms and expressions used herein which are defined in the Operating Agreement shall have the meaning set forth in the Operating Agreement except for the term "Draw Down Loan" as amended herein.

        2. Amendment.

        Paragraph 12.23 "Draw Down Loan by GKV to the Company" is hereby amended as per the following:

        a) "Draw Down Loan" is redefined to mean the "Promissory Note" provided to Skandinaviska Enskilda Banken, New York, and signed by GK FINANCING, LLC on April 29, 1996, in consideration for the USD 1,300,000.- received by GK FINANCING, LLC.

        b) GKV will pay to GK FINANCING, LLC 50% of the interest charged by Skandinaviska Enskilda Banken relating to the capital amount of USD 250,000 as calculated from October 30, 1997 until either the date upon which this capital amount is repaid to Skandinaviska Enskilda Banken or October 17, 1998, which ever date comes

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first. This interest will be paid semiannually as per the Promissory Note terms and conditions.

        Amendment.

        GKV will pay to GK FINANCING, LLC 50% of the interest (interest rate to be equal to that of the Promissory Note above) relating to USD 500,000 received by ELEKTA INSTRUMENTS, INC. as advance payment for the third (3) Leksell Gamma Knife purchased by GK FINANCING, LLC as per the LGK Purchase Agreement dated October 11, 1996. This interest will be calculated from October 30, 1997, and will be paid semiannually on the same dates as payments of interest under the Promissory Note above and until either October 17, 1998, or the date upon which this Leksell Gamma Knife is delivered to enduser's site, which ever date comes first.

3.      Full Force and Effect.

        Except as explicitly amended by this Fourth Amendment Agreement and all previous amendments, the provisions of the Operating Agreement shall remain in full force and effect.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                            AMERICAN SHARED RADIOSURGERY
                                            SERVICES, INC.


                                            By:  /s/ Ernest A. Bates
                                               --------------------------------


                                            Title:  CEO
                                                  -----------------------------




                                            GKV INVESTMENTS, INC.


                                            By:  /s/ Richard Grome
                                               --------------------------------


                                            Title:  President
                                                  -----------------------------